                                                                   Exhibit 10.8

                                       FORM OF

                             ELGIN FINANCIAL CENTER, S.B.

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          (Effective As of___________, 199__)

                                 TABLE OF CONTENTS

                                                                          Page

Preamble

Article 1 -    Definitions.................................................

Article 2 -    Eligibility and Participation...............................

Article 3 -    Retirement Date.............................................

Article 4 -    Supplemental Savings Benefits and Deferral Credit Accounts..

Article 5 -    Payment of Benefits.........................................

Article 6 -    Modes of Benefit Payment....................................

Article 7 -    Death Benefits..............................................

Article 8 -    Unfunded Plan...............................................

Article 9 -    Administration..............................................

Article 10 -   Amendment or Termination....................................

Article 11 -   General Provisions..........................................

                                       PREAMBLE



The Elgin Financial Center, S.B. Supplemental Executive Retirement Plan (the "Plan") is effective as of ___________, 199___. The purpose of the Plan is to permit certain employees of the Elgin Financial Center, S.B. (the "Employer") to receive supplemental retirement income from the Employer when such amounts cannot be paid from the tax-qualified Elgin Financial Center, S.B. 401(k) Employee Benefit Plan ("401(k) Plan") and the Elgin Financial Center, S.B. Employee Stock Ownership Plan ("ESOP") due to the reductions and other limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Internal Revenue Code of 1986, as amended.

The Plan is intended to be an unfunded, non-qualified deferred compensation plan. Neither the Employer, the Committee, nor the individual members of the Committee shall segregate or otherwise identify specific assets to be applied to the purposes of the Plan, nor shall any of them be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Employer to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Employer. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Employer.

                                      ARTICLE 1

                                     DEFINITIONS

The following words and phrases shall have the meanings hereafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which such terms appear.

1.1 "Bank" means Elgin Financial Center, S.B., Elgin, Illinois or any successor to the Bank by merger, consolidation or otherwise by operation of law.

1.2 "Board" means the Board of Directors of the Bank, as duly constituted from time to time.

1.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.4 "Committee" means the Plan's administrative committee, as appointed by the Board to administer the Plan, as described in Article 10.

1.5 "Compensation" means the base compensation receivable by an Employee from the Employer for the calendar year, prior to any reduction pursuant to any compensation reduction agreement. Compensation excludes contributions made by the Employer to any tax-qualified pension or savings Plan, or insurance, welfare or other employee benefit plan, as well as amounts accrued or paid pursuant to this Plan or any other non-qualified deferred compensation plan or arrangement.

1.6 "Deferral Credit Account" means the bookkeeping account maintained in the name of the Employer, on behalf of each Participant, pursuant to Article 5.

I.7  "Effective Date" means ________199__.

1.8  "Employee" means a person who is an employee of the Employer.

I.9 "Employer" means the Bank and any subsidiary or affiliated corporation which, with the approval of the Board and subject to such conditions as the Board may impose, adopts the Plan, and any successor or successors of any of them.

I.10 "Participant" means an Employee who has been designated by the Employer as eligible to participate in the Plan and who becomes a Participant, pursuant to the provisions of Article 2.

1.11 "Plan" means the Elgin Financial Center, S.B. Supplemental Executive Retirement Plan, as herein set forth, and as it may hereafter be amended from time to time.

1.12 "Plan Year" means the period ______________, 199__ through _________, 199_
     and each calendar year thereafter within which the Plan is in effect.

1.13 "Retirement Income Benefit" means the deferred compensation retirement income benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

1.14 "Savings Benefit" means the deferred compensation savings benefit provided to Participants and their beneficiaries in accordance with the applicable provisions of the Plan.

1.15 "Supplemental Surviving Spouse Benefit" means the survivor death benefit payable to a Participant's surviving spouse, pursuant to the provisions of
     Article 7.

1.16 "401(k) Plan" means the Elgin Financial Center, S.B. 401(k) Employee Benefit Plan

1.17 "ESOP" means the  Elgin Financial Center, S.B. Employee Stock Ownership
     Plan

Words importing males shall be construed to include females and the singular shall be construed to include the plural, and vice versa, wherever appropriate.

                                      ARTICLE 2

                            ELIGIBILITY AND PARTICIPATION

2.1 Upon adoption of the Plan by the Board, all highly compensated Employees, within the meaning of Section 414(q) of the Code, with the officer title of President, who participate in the 401(k) Plan or ESOP are immediately eligible to participate in the Plan with respect to Compensation upon which Plan benefits are based, commencing on the Effective Date, provided the Participant's contributions to the 401(k) Plan and/or ESOP are reduced or restricted by reason of the application of the limitations imposed by one or more of the following: (i) Section 401(a)(17) of the Code, (ii) Section 401(k)(3) of the Code, (iii) Section 401(m) of the Code, (iv) Section 402(g) of the Code, or (v) Section 415 of the Code.

     From time to time, the Bank may designate additional Employees who participate in the 401(k) Plan and/or ESOP as participants in the Plan, from the class of Employees participating in the 401(k) Plan and/or ESOP who are members of a select group of management Employees or are highly compensated Employees. Newly eligible Employees shall participate as of the date specified by the Bank's Board of Directors.

2.2 The Bank may, from time to time, remove any Participant from participation in the Plan; provided, however, that such removal will not reduce the amount of Savings Benefit credited to the Participant under the Plan, as determine as of the date of such Participant's removal. A Participant so removed shall remain a Participant until all benefits are distributed in accordance with the provisions of the Plan.

2.3 The Committee may provide each eligible employee with appropriate forms in connection with participation in the Plan.

2.4 For purposes of Article 2, in the absence of a specific designation under the Plan, amounts shall be invested on behalf of each Participant, to the extent made available by the Employer pursuant to Article 8, in the same manner as directions filed under the 401(k) Plan.

                                      ARTICLE 3

                                   RETIREMENT DATE


3.1 A Participant's Retirement Date shall be his or her date of actual retirement, which may be his or her Normal, Early or Postponed Retirement Date, whichever is applicable pursuant to the following sections of this
     Article 3. Subject to Section 11.4, each Participant shall be one hundred percent (100%) vested in Plan benefits.

3.2 A Participant's Normal Retirement Age shall be the 65th anniversary of his or her birth. Such Participant's Normal Retirement Date shall be the date coinciding with Normal Retirement Date under the 401(k) Plan.

3.3 A Participant may retire on an Early Retirement Date, which shall be the date coinciding with the initial distribution of an early retirement benefit under the 401(k) Plan.

3.4 If a Participant continues in the employment of the Employer beyond Normal Retirement Date, the date coinciding with postponed retirement under the 401(k) Plan shall be the Participant's Postponed Retirement Date.

                                       ARTICLE 4
                                 SUPPLEMENTAL SAVINGS
                        BENEFITS AND DEFERRAL CREDIT ACCOUNTS

4.1 The Savings Benefit under the Plan shall equal any matching or other Employer provided benefit to the extent provided for under the 401(k) Plan, less any such amount actually contributed to the 401(k) Plan (to the extent permitted by the terms thereof, taking into account the limitations and restrictions imposed by the application of Code Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415, or any successor provisions thereto), and gains and losses, if any, attributable to Employer contributions provided for under the Plan.

4.2 Employer credits under the Plan shall be booked by the Employer to a Deferral Credit Account, maintained in the name of the Employer, on behalf of each Participant.

4.3 Each Deferral Credit Account maintained by the Employer shall be credited on behalf of each Participant as soon as administratively practicable, but in no event later than March 15 of the Plan Year following the Plan Year in which 401(k) Plan contributions on behalf of the Participants were limited or restricted.

                                      ARTICLE 5

                                 PAYMENT OF BENEFITS

5.1 Subject to Section 11.4, Participants shall have a one hundred percent (100%) non-forfeitable right to benefits under the Plan.

5.2 The Savings Benefit payable to an eligible Participant upon receipt of a distribution under the 401(k) Plan shall be equal to the value of all amounts credited to the Participant's Deferral Credit Account, payable in a single lump sum, unless an optional mode of payment is elected pursuant to
     Section 6.2.

                                      ARTICLE 6
                               MODES OF BENEFIT PAYMENT

6.1 Except as otherwise provided in the following paragraph, any Savings Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant or eligible child, shall be payable in the modes provided by, and subject to the provisions of the 401(k) Plan.

     The Committee, in its sole discretion and consistent with the best interests of the Employer, may distribute any Savings Benefit payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child, as a single lump sum benefit.

6.2 Except with respect to receipt of a lump-sum benefit under Section 6.1, any election for an optional mode of benefit payment made by a Participant under the 401(k) Plan, shall also be effective with respect to any Savings Benefit, as the case may be, payable under the Plan to a Participant, beneficiary, joint or contingent annuitant, or eligible child.

6.3 Except with respect to receipt of a lump sum benefit under Section 6.1, payment of any Savings Benefit under the Plan shall commence on the same date as payment of 401(k) Plan distribution payable to a Participant or beneficiary, and shall terminate on the date of last payment of 401(k) Plan distribution, as the case may be.

                                      ARTICLE 7

                                    DEATH BENEFITS

7.1 Upon the death of: (i) a Participant who has not terminated from employment prior to Retirement Date as defined in Section 3.1, or (ii) a Participant who retires on a Retirement Date as defined in Section 3.1 and dies prior to the complete distribution of the 401(k) Plan Savings Benefits, as the case may be, benefits shall be payable as set forth in Section 7.2.


7.2 With respect to Savings Benefits, all amounts credited to the Participant's Deferral Credit Account shall be payable in a single lump sum to the Participant's surviving spouse, if any, as a Supplemental Surviving Spouse Benefit, unless an optional mode has been elected pursuant to Article 6.

                                      ARTICLE 8
                                    UNFUNDED PLAN

8.1 The Plan shall be administered as an unfunded plan and is not intended to meet the qualification requirements of Sections 401(a) and 401(k) of the Code. No Participant or beneficiary shall be entitled to receive any payment or benefits under the Plan from the qualified trust maintained in connection with the 401(k) Plan.

8.2 The Employer shall have the right to establish a reserve, establish a grantor trust or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits, including, but not limited to investments in one or more registered investment companies under the Investment Company Act of 1940, as amended, to the extent permitted by applicable law; provided, however, that no Participant or beneficiary shall have any interest in such investment, trust, or reserve.

8.3 To the extent that any Participant or beneficiary acquires a right to receive benefits under the Plan, such rights shall be no greater than those rights which guarantee to the Participant or beneficiary, the strongest claim to such benefits without resulting in the Participant's or beneficiary's, constructive receipt of such benefits.

8.4 With respect to any Savings Benefit, a Participant may request that the Committee invest one hundred percent (100%) of the Participant's Deferral Credit Account in any of the then available investment funds, if any, pursuant to Section 8.2, or alternatively, in any combination of available investment funds (so long as the total of such investment request equals one hundred percent (100%)) and may modify such request of the Committee from time to time. Any such request by a Participant hereunder may be acted upon by the Committee in its sole discretion. A Participant's Deferral Credit Account may not be encumbered or assigned by a Participant or any beneficiary.

8.5 A Participant or beneficiary with a Savings Benefit under the Plan shall be an unsecured creditor of the Employer as to any benefit payable under the Plan.

                                      ARTICLE 9

                                    ADMINISTRATION


9.1 Except for the functions reserved to the Employer or its Board, the administration of the Plan shall be the responsibility of the Committee. The Committee shall consist of three (3) or more persons designated by the Bank. Members of the Committee shall serve for such terms as the Bank shall determine and until their successors are designated and qualified. Any member of the Committee may resign upon at least sixty (60) days written notice to the Bank, or may be removed from office by the Bank at any time, with or without notice. The Committee shall hold meetings upon notice at such times and places as it may determine. Notice shall not be required if waived in writing. Any action of the Committee shall be taken pursuant to a majority vote at a meeting, or pursuant to the written consent of a majority of its members without a meeting, and such action shall constitute the action of the Committee and shall be binding in the same manner as if all members of the Committee had joined therein. A majority of the members of the Committee shall constitute a quorum. No member of the Committee shall note or be counted for quorum purposes on any matter relating solely to himself or herself or his or her rights under the Plan. The Committee shall record minutes of any actions taken at its meetings or of any other official action of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee or by any of the members of the Committee or by a representative of the Committee authorized by the Committee to sign the same in its behalf.

9.2 The Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Committee shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

     (a) the duty to furnish to all Participants, upon request, copies of the Plan;

     (b) the power to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

     (c) the power to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

     (d) the power to interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive;

     (e) the power to decide on questions concerning the Plan in accordance with the provisions of the Plan;

     (f) the power to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

     (g) the power to designate a person who may or may not be a member of the Committee as Plan "Administrator" for purposes of the Employee Retirement Income Security Act of 1974 (ERISA); if the Committee does not so designate an Administrator, the Committee shall be the Plan Administrator;

     (h) the power to allocate any such powers and duties to or among individual members of the Committee; and

     (i) the power to designate persons other than Committee members to carry out any duty or power which would otherwise be a responsibility of the Committee or Administrator, under the terms of the Plan.

9.3 To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Bank, any Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, no member of the Committee, nor the Bank, any Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee, agent, officer or employee of the Bank or any Employer. Any person claiming benefits under the Plan shall look solely to the Employer for redress.

9.4 All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan (including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration of the Plan), shall be paid by the Employer.

                                      ARTICLE 10

                               AMENDMENT OR TERMINATION

10.1 The Board shall have the power to suspend or terminate the Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise the Plan in such respects as the Board, by resolution, may deem advisable; provided, however, that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary of any benefit accrued under the Plan.

10.2 In the event of a termination or partial termination of the Plan, the rights of all affected parties, if any, to benefits accrued to the date of such termination or partial termination, shall become nonforfeitable to the same extent that such rights would be nonforfeitable if such benefits were provided under the 401(k) Plan and said Plan was terminated on such date.

10.3 No amendment of the Plan shall reduce the vested and accrued benefits, if any, of a Participant under this Plan, except to the extent that such a reduction would be perrnitted if such benefits were provided under the 401(k) Plan.

10.4 In the event of the termination or partial termination of the Plan the Bank shall pay in one lump sum to affected Participants or their beneficiaries the Savings Benefits, if any, to which they are entitled, as if such Participants termination of employment had occurred on the date the Plan is terminated or partially terminated.

                                      ARTICLE 11

                                  GENERAL PROVISIONS


11.1 The Plan shall not be deemed to constitute an employment contract between the Employer and any Employee or other person, whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any Employee or other person, whether or not in the employ of the Employer, any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee at any time and to treat such Employee without any regard to the effect which such treatment might have upon such Employee as a Participant of the Plan.

11.2 Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant or beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant or beneficiary. in such manner as the Committee shall direct.

11.3 If the Employer determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Employer and the Committee.

11.4 If the Employer determines that any Participant entitled to payments under the Plan is charged with embezzling or otherwise appropriating Employer funds for his or her benefit, resulting in the dismissal of such Participant, the Employer may cause all payments thereafter becoming due to such Participant as forfeited under the Plan.

11.5 The Employer shall be the sole source of benefits under the Plan, and each Employee, Participant, beneficiary, or any other person who shall claim the right to any payment or benefit under the Plan shall be entitled to look solely to the Employer for payment of benefits.

11.6 If the Employer is unable to make payment to any Participant, beneficiary, or any other person to whom a payment is due under the Plan, because it cannot ascertain the identity or whereabouts of such Participant, beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, beneficiary, or other person shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant, beneficiary or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than sixty
     (60) days after the date on which the Participant, beneficiary, or other person shall make application therefor. Neither the Bank nor the Cornmittee nor any other person shall have any duty or obligation under the Plan to make any effort to locate or identify any person entitled to benefits under the Plan, other than to mail a notice to such person's last known mailing address.

11.7 If upon the payment of any benefits under the Plan, the Employer shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Employer shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person shall make available to the Employer, promptly when requested by the Employer, sufficient funds or other property to meet the requirements of such withholding. Furthermore, at any time the Employer shall be obligated to withhold taxes, the Employer shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Employer out of any funds or property due to become due to such person, whether under the Plan or otherwise.

11.8 The Committee, in its discretion, may increase or decrease the amount of any benefit payable hereunder if and to the extent that it determines, in good faith, that an increase is necessary in order to avoid the omission of a benefit intended to be payable under this Plan or that a decrease is necessary in order to avoid a duplication of the benefits intended to be payable under this Plan.

11.9 The provisions of the Plan shall be construed, administered and governed under applicable federal laws and the laws of the State of Illinois. In applying the laws of the State of Illinois, no effect shall be given to conflict of laws principles.